File N.: 333-146640
Rule 424 (b) (3)

EXHIBIT A
THE RIGHTS OF OWNERS TO DIRECT
THE VOTING OF SHARES MAY BE
RESTRICTED AS DESCRIBED IN
ARTICLE 17 BELOW
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents one (1) deposited Share)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
NOMINAL
VALUE OF 0.01EUR PER SHARE OF
PT MULTIMEDIA SERVICOS DE
TELECOMUNICACOES E
MULTIMEDIA, SGPS, S.A.
(ORGANIZED UNDER THE LAWS OF
PORTUGAL)

OVERSTAMP:  EFFECTIVE
JANUARY 31, 2008
 THE COMPANYS NEW NAME
IS ZON MULTIMEDIA SERVICOS DE
TELECOMUNICACOES E MULTIMEDIA,
SGPS, S.A.

The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that                                     , or
registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares,
nominal value 0.01EUR per share (herein
called Shares) of PT Multimedia - Servicos de Telecomunicacoes e Multimedia, SGPS,
S.A., organized under the laws of Portugal
(herein called the Company). At the date hereof, each American Depositary Share represents one (1) Share which is either deposited or subject to deposit under the Deposit Agreement at the Lisbon, Portugal office of Banco Espirito Santo (herein called the Custodian). The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at
101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286



1.	THE DEPOSIT AGREEMENT;
BOOK-ENTRY AMERICAN
DEPOSITARY SHARES.

            This American Depositary
Receipt is one of an issue (herein called
Receipts), all issued and to be issued upon
the terms and conditions set forth in the
amended and restated deposit agreement,
dated as of November 1, 2007 (herein called
the Deposit Agreement), by and among the
Company, the Depositary, and all Owners
and Beneficial Owners from time to time of
Receipts issued thereunder, each of whom
by accepting this Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect or in lieu of the Shares deposited or
deemed to be deposited thereunder and any
and all other securities, property and cash
from time to time received in respect or in
lieu of such Shares and held thereunder
(such Shares, securities, property, and cash
are herein called Deposited Securities).
Copies of the Deposit Agreement are on file
at the Depositarys Corporate Trust Office in
The City of New York and at the office of
the Custodian.
            The statements made on the
face and reverse of this Receipt are
summaries of certain provisions of the
Deposit Agreement and are qualified by and
subject to the detailed provisions of the
Deposit Agreement, to which reference is
hereby made.  Capitalized terms defined in
the Deposit Agreement and not defined
herein shall have the meanings set forth in
the Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.

            Subject to the terms and
conditions of the Deposit Agreement, upon
surrender at the Corporate Trust Office of
the Depositary of this Receipt, for the
purpose of withdrawal of the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt, and upon payment of the fee of the
Depositary for the surrender of Receipts as
provided in Section 5.09 of the Deposit
Agreement and payment of all taxes and
governmental charges payable in connection
with such surrender and withdrawal of the
Deposited Securities, and subject to the
terms and conditions of the Deposit
Agreement, the Articles of the Company, the
Deposited Securities and applicable law, the
Owner of such Receipt shall be entitled to
delivery, to him or upon his order of the
amount of Deposited Securities at the time
represented by the American Depositary
Shares evidenced by such Receipt.  Delivery
of such Deposited Securities may be made
by the (x) electronic delivery of such
Deposited Securities to such Owner or as
ordered by him through an account with an
institution recognized by the Foreign
Registrar or delivery by other means
approved by the Company in accordance
with Portuguese law, and (y) delivery of any
other securities, property and cash to which
such Owner is then entitled in respect of
such Receipts to such Owner or as ordered
by him.  Such delivery shall be made, as
hereinafter provided, without unreasonable
delay.
            A Receipt surrendered under
Section 2.05 of the Deposit Agreement for
such purposes may be required by the
Depositary to be properly endorsed in blank
or accompanied by a proper instrument or
instruments of transfer in blank, and if the
Depositary so requires, the Owner thereof or
the Beneficial Owner of an interest as to
which withdrawal instructions have been
given, as the case may be, shall execute and
deliver to the Depositary a written order
directing the Depositary to cause the
Deposited Securities being withdrawn to be
electronically delivered to or upon the
written order of a person or persons
designated in such order through an account
with an institution recognized by the Foreign
Registrar, or delivery by other means
approved by the Company in accordance
with Portuguese law, except that the
Depositary may make delivery to such
person or persons at the Corporate Trust
Office of the Depositary of any dividends or
distributions with respect to the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt or such beneficial interest, or of any
proceeds of sale of any dividends,
distributions or rights, which may at the time
be held by the Depositary.
            At the request, risk and
expense of any Owner so surrendering a
Receipt or any Beneficial Owner submitting
such written instructions for delivery, and
for the account of such Owner or Beneficial
Owner, the Depositary shall direct the
Custodian to forward any cash or other
property (other than rights) comprising, and
forward a certificate or certificates and other
proper documents of title for, the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt to the Depositary for delivery at the
Corporate Trust Office of the Depositary.
Such direction shall be given by letter or, at
the request, risk and expense of such Owner,
by air courier, cable, telex or facsimile
transmission.  Rights, if any, shall be
delivered to such Owner pursuant to Section
4.04 of the Deposit Agreement.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.

            The transfer of this Receipt is
registrable on the books of the Depositary
by the Owner hereof in person or by a duly
authorized attorney, properly endorsed or
accompanied by a proper instrument or
instruments of transfer, and duly stamped as
may be required by the laws of the State of
New York and the United States, and subject
to the payment of funds sufficient to pay any
applicable transfer taxes and the fees and
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement.
Thereupon the Depositary shall execute a
new Receipt or Receipts and deliver the
same to or upon the order of the person
entitled thereto, subject to receipt of any
certifications by such person as the
Depositary and the Company may require in
order to comply with applicable laws.
            This Receipt may be split
into other such Receipts, or may be
combined with other such Receipts into one
Receipt, representing the same aggregate
number of American Depositary Shares as
the Receipt or Receipts surrendered.  As a
condition precedent to the execution and
delivery, registration of transfer, split-up,
combination or surrender of any Receipt or
withdrawal of any Deposited Securities or
the adjustment of the Depositarys records to
reflect the deposit of Shares or any such
transfer, split-up, combination, surrender or
withdrawal,  the Depositary, Custodian or
Registrar may require payment from the
depositor of Shares or the presenter of the
Receipt of a sum sufficient to reimburse it
for any tax or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such tax
or charge and fee with respect to the Shares
being deposited or withdrawn) and payment
of any applicable fees as herein provided,
may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement,
including, without limitation, Section 2.06
thereof.
            The delivery of Receipts
against deposits of Shares generally or
against deposits of particular Shares may be
suspended, or deposits of Shares may be
refused, or the transfer of Receipts in
particular instances may be refused or the
registration of transfer, split-up or
combination of outstanding Receipts, or the
surrender of outstanding Receipts generally
may be suspended, during any period when
the transfer books of the Depositary or the
Company or the Foreign Registrar, if
applicable, are closed, or if any such action
is deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement, or
for any other reason, subject to Section
2.06(d) of the Deposit Agreement.
            Without limiting the
foregoing, Shares which the Depositary
believes have been withdrawn from a
restricted depositary receipt facility
established or maintained by a depositary
bank may be accepted for deposit hereunder
only if such Shares are not restricted
securities within the meaning of Rule
144(a)(3) under the Securities Act, and the
Depositary may, as a condition to accepting
the deposit of such Shares hereunder,
require the person depositing such Shares to
provide the Depositary with a certificate in
writing to the foregoing effect.
            Notwithstanding anything to
the contrary in the Deposit Agreement, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under this Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act, unless a
registration statement is in effect as to such
Shares.
4.	LIABILITY OF OWNER FOR
TAXES.

            If any tax or other
governmental charge shall become payable
with respect to this Receipt or any Deposited
Securities represented by the American
Depositary Shares evidenced by this
Receipt, such tax or other governmental
charge will be payable by the Owner or
Beneficial Owner hereof to the Depositary.
The Depositary may refuse to effect
registration of transfer of this Receipt (or
any split-up or combination hereof) or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by this Receipt until such
payment is made, and may withhold any
dividends or other distributions in respect of
any Deposited Securities, or may sell for the
account of the Owner or Beneficial Owner
hereof any part or all of the Deposited
Securities represented by the American
Depositary Shares evidenced by this
Receipt, and may apply such dividends or
other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge, and the Owner or
Beneficial Owner hereof will remain liable
for any deficiency.
5.	WARRANTIES OF DEPOSITORS.

            Every person depositing
Shares under the Deposit Agreement will be
deemed thereby to represent and warrant,
that such Shares and each certificate
therefor, if applicable, are validly issued,
fully paid, nonassessable, and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized to do
so.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person are not restricted
under the Securities Act.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS, CERTIFICATES
AND OTHER INFORMATION.

            Any person presenting Shares
for deposit or any Owner or Beneficial
Owner of this Receipt may be required from
time to time to file with the Depositary or
the Custodian such proof of citizenship or
residence, exchange control approval, proof
of the identity of any person legally or
beneficially interested in this Receipt and
the nature of such interest, proof of
compliance with all applicable laws and
regulations and provisions of or governing
Deposited Securities and the terms of the
Deposit Agreement or such information
relating to the registration on the books of
the Company or the Foreign Registrar, if
applicable, of the Shares presented for
deposit or other information, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper.  The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or distribution of rights or of
the sale proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
all conditions to such deposit have been
satisfied by the person depositing such
Shares under the laws and regulations of
Portugal and that any necessary approval has
been granted by any governmental body in
Portugal which is then performing the
function of the regulation of currency
exchange or any other function which
requires approval for the deposit of Shares.
7.	CHARGES OF DEPOSITARY.

            The following charges shall
be incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the American
Depositary Shares or Deposited Securities or
a delivery of American Depositary Shares
pursuant to Section 4.03 of the Deposit
Agreement), or by Owners, as applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign
Registrar and applicable to transfers of
Shares to or from the name of the
Depositary or its nominee or the Custodian
or its nominee on the making of deposits or
withdrawals under the terms of the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of Foreign Currency pursuant to Section
4.05 of the Deposit Agreement, (5) a fee of
$5.00 or less per 100 American Depositary
Shares (or portion thereof) for the delivery
of Receipts pursuant to Section 2.03, 4.03 or
4.04 of the Deposit Agreement and the
surrender of Receipts pursuant to Section
2.05 or 6.02 of the Deposit Agreement, (6) a
fee of $.02 or less per American Depositary
Share (or portion thereof) for any cash
distribution made pursuant to the Deposit
Agreement, including, but not limited to
Sections 4.01 through 4.04 of the Deposit
Agreement, (7) a fee for the distribution of
securities pursuant to Section 4.02 of the
Deposit Agreement, such fee being in an
amount equal to the fee for the execution
and delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they were
Shares) but which securities are instead
distributed by the Depositary to Owners, (8)
in addition to any fee charged under clause
(6), a fee of $.02 or less per American
Depositary Share (or portion thereof) for
depositary services, which will accrue on the
last day of each calendar year and which
will be payable as provided in clause (9)
below and (9) any other charges payable by
the Depositary, any of the Depositarys
agents, including the Custodian, or the
agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
            The Depositary, subject to
Article 8 hereof, may own and deal in any
class of securities of the Company and its
affiliates and in American Depositary
Shares.
8.	PRE-RELEASE OF RECEIPTS.

      	The Depositary may,
notwithstanding Section 2.03 of the Deposit
Agreement, execute and deliver Receipts
prior to the receipt of Shares pursuant to
Section 2.02 of the Deposit Agreement
(Pre-Release).  The Depositary may,
pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the
Pre-Releasee) that the Pre-Releasee, or its customer, (i) owns the shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-
Release transactions to be entered into under the Deposit Agreement with any particular
Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit
Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasees obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasees obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

      	The Depositary may retain
for its own account any compensation
received by it in connection with the
foregoing.

9.	TITLE TO RECEIPTS.

            Title to this Receipt (and to
the American Depositary Shares evidenced
hereby), when properly endorsed or
accompanied by a proper instrument or
instruments of transfer and transferred in
accordance with the terms of the Deposit
Agreement, is transferable by delivery with
the same effect as in the case of a negotiable
instrument under the laws of the State of
New York; provided, however, that the
Depositary, notwithstanding any notice to
the contrary, may treat the Owner hereof as
the absolute owner hereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes, and neither the Depositary nor the
Company will have any obligation or be
subject to any liability under the Deposit
Agreement to any holder of this Receipt,
unless such holder is the Owner hereof.
10.	VALIDITY OF RECEIPT.

            This Receipt will not be
entitled to any benefits under the Deposit
Agreement or be valid or obligatory for any
purpose, unless this Receipt shall have been
executed by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary, and if a
Registrar (other than the Depositary) for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized signatory of
the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.

            The Company makes
available certain reports and documents
required by foreign law or otherwise under
Rule 12g3-2(b) under the Securities
Exchange Act of 1934, as amended, at the
Companys internet website.
            The Depositary will make
available for inspection by Owners at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also
send to the Owners copies of such reports
when furnished by the Company pursuant to
Section 5.06 of the Deposit Agreement.
Any such reports and communications,
including any such proxy soliciting material,
furnished to the Depositary by the Company
shall be furnished in English to the extent
such materials are required to be translated
into English pursuant to any regulations of
the Commission.
            The Depositary shall keep
books at its Corporate Trust Office for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners,
provided that such inspection shall not be
for the purpose of communicating with
Owners in the interest of a business or object
other than the business of the Company or a
matter related to the Deposit Agreement or
the Receipts.
            The Depositary may close the
transfer books, at any time or from time to
time, when deemed expedient by it in
connection with the performance of its
duties under the Deposit Agreement.
12.	DIVIDENDS AND
DISTRIBUTIONS.

            Whenever the Depositary
shall receive any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary shall, if such cash is received in
Foreign Currency, subject to the provisions
of Section 4.05 of the Deposit Agreement,
convert such dividend or distribution into
Dollars and shall distribute the amount thus
received (net of the fees and expenses of the
Depositary, applicable taxes and other
charges as provided in Section 5.09 of the
Deposit Agreement) to the Owners entitled
thereto, in proportion to the number of
American Depositary Shares representing
such Deposited Securities evidenced by
Receipts held by them respectively;
provided, however, that in the event that the
Company or the Depositary shall be required
to withhold and does withhold from such
cash dividend or such other cash distribution
an amount on account of taxes or other
governmental charges, the amount
distributed to the Owner of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
            Subject to the provisions of
Sections 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary shall
receive any distribution other than a
distribution described in Section 4.01, 4.03
or 4.04 of the Deposit Agreement, the
Depositary shall cause the securities or
property received by it to be distributed to
the Owners entitled thereto, after the
deduction or upon payment of any fees and
expenses of the Depositary or any taxes or
other governmental charges under the
Deposit Agreement in proportion to the
number of American Depositary Shares
representing such Deposited Securities
evidenced by Receipts held by them
respectively, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners entitled thereto, or if for any other
reason (including, but not limited to, any
requirement that the Company or the
Depositary withhold an amount on account
of taxes or other governmental charges or
that such securities must be registered under
the Securities Act in order to be distributed
to Owners or Beneficial Owners of
Receipts) the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees
and expenses of the Depositary as provided
in Section 5.09 of the Deposit Agreement)
shall be distributed by the Depositary to the
Owners entitled thereto, all in the manner
and subject to the conditions described in
Section 4.01 of the Deposit Agreement.
            If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may distribute to the Owners of
outstanding Receipts entitled thereto, in
proportion to the number of American
Depositary Shares representing such
Deposited Securities evidenced by Receipts
held by them respectively, additional
Receipts evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution, subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary, applicable taxes and other
charges as provided in Section 5.09 of the
Deposit Agreement.  The Depositary may
withhold any such distribution of Receipts if
it has not received satisfactory assurances
from the Company that such distribution
does not require registration under the
Securities Act or is exempt from registration
under the provisions of such Act.  In lieu of
delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary shall sell the amount of Shares
represented by the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
            In the event that the
Depositary determines that any distribution
in property (including Shares and rights to
subscribe therefor) is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary deems necessary
and practicable to pay any such taxes or
charges and the Depositary shall distribute
the net proceeds of any such sale after
deduction of such taxes or charges to the
Owners entitled thereto in proportion to the
number of American Depositary Shares held
by them respectively.
13.	CERTAIN WITHHOLDING TAX
INFORMATION.

      The Depositary shall use all
reasonable efforts to follow any procedures in a manner reasonably satisfactory to the Company that may be established by the Portuguese tax authorities for eligible
Owners to obtain any reduced rates of
withholding tax or substitute gift and
inheritance tax as provided under applicable tax treaties at the time dividends are paid and to facilitate the recovery by eligible
Owners of amounts of Portuguese
withholding tax or substitute gift and
inheritance tax withheld in excess of
applicable tax treaty rates, if any. In connection therewith, the Depositary shall take reasonable steps to provide eligible
Owners with such forms as may be
prescribed by the Portuguese tax authorities and to take all such other reasonable steps as may be required to file such forms with the appropriate Portuguese tax authorities.

14.	RIGHTS.

            In the event that the
Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in such form as it deems appropriate.
            In circumstances in which
rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.
            If the Depositary has
distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such an Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the
Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver
Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of Section 4.04 of the Deposit
Agreement, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.
            If the Depositary determines
in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary
Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.
            The Depositary will not offer
rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.
The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

15.	CONVERSION OF FOREIGN
CURRENCY.

            Whenever the Depositary
shall receive Foreign Currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the Foreign Currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such Foreign
Currency into Dollars, and such Dollars
shall be distributed to the Owners entitled
thereto or, if the Depositary shall have
distributed any warrants or other instruments
which entitle the holders thereof to such
Dollars, then to the holders of such warrants
and/or instruments, as applicable, upon
surrender thereof for cancellation in whole
or in part depending upon the terms of such
warrants or other instruments.  Such
distribution may be made upon an averaged
or other practicable basis without regard to
any distinctions among Owners on account
of exchange restrictions, the date of delivery
of any Receipt or otherwise and shall be net
of any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
            If such conversion or
distribution can be effected only with the
approval or license of any government or
agency thereof, the Depositary shall file
such application for approval or license, if
any, as it may deem desirable.
            If at any time the Depositary
shall determine in its judgment that any
Foreign Currency received by the
Depositary is not convertible on a
reasonable basis into Dollars transferable to
the United States, or if any approval or
license of any government or agency thereof
which is required for such conversion is
denied or in the opinion of the Depositary is
not obtainable, or if any such approval or
license is not obtained within a reasonable
period as determined by the Depositary, the
Depositary may distribute the Foreign
Currency (or an appropriate document
evidencing the right to receive such Foreign
Currency) received by the Depositary to, or
in its discretion may hold such Foreign
Currency uninvested and without liability
for interest thereon for the respective
accounts of, the Owners entitled to receive
the same.
            If any such conversion of
Foreign Currency, in whole or in part,
cannot be effected for distribution to some
of the Owners entitled thereto, the
Depositary may in its discretion make such
conversion and distribution in Dollars to the
extent permissible to the Owners entitled
thereto and may distribute the balance of the
Foreign Currency received by the
Depositary to, or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled thereto.
16.	FIXING OF RECORD DATE.

            Whenever any cash dividend
or other cash distribution shall become
payable or any distribution other than cash
shall be made, or whenever rights shall be
issued with respect to the Deposited
Securities, or whenever the Depositary shall
receive notice of any meeting of holders of
Shares or other Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall find it necessary or
convenient, the Depositary shall fix a record
date which date shall be to the extent
practicable the same date as the record date
fixed by the Company, or if different from
the record date fixed by the Company, fixed
after consultation with the Company, to the
extent to which such consultation is
practicable (a) for the determination of the
Owners who shall be (i) entitled to receive
such dividend, distribution or rights or the
net proceeds of the sale thereof or
(ii) entitled to give instructions for the
exercise of voting rights at any such
meeting, or (b) on or after which each
American Depositary Share will represent
the changed number of Shares.  Subject to
the provisions of Sections 4.01 through 4.05
and to the other terms and conditions of the
Deposit Agreement, the Owners on such
record date shall be entitled, as the case may
be, to receive the amount distributable by
the Depositary with respect to such dividend
or other distribution or such rights or the net
proceeds of sale thereof in proportion to the
number of American Depositary Shares
evidenced by Receipts held by them
respectively and to give voting instructions,
to exercise the rights of Owners under the
Deposit Agreement with respect to such
changed number of Shares and to act in
respect of any other such matter.
17.	VOTING OF DEPOSITED
SECURITIES.

            (a)	Each Owner by accepting
a Receipt agrees that it shall be bound by, and subject to, the following provision:
      Voting instructions issued by an
Owner, either given personally or through a representative, in the Owners own name or as the representative of another Owner, will not be entitled to be counted as votes of Shares to the extent that such votes, together with any other votes that under Portuguese law are deemed to be cast by such Owner as a holder of Shares, exceed 10% of the total number of votes of the Companys share capital, and the Depositary shall not effect any voting instructions in respect of such excess votes. Determinations of American
Depositary Share and Share ownership shall be made pursuant to Portuguese law.
      The Depositary has been advised
that, under Portuguese Law and the Articles of Association of the Company, the Depositary is considered one holder of Shares for purposes of the provision.
Therefore, if the aggregate number of Shares represented by the American Depositary
Shares of all of the Owners exceed 10% of the total number of votes of the Companys share capital, the Depositary will not be permitted to effect any voting instructions in respect of such excess votes.

            (b)	Upon receipt of notice of
any meeting of holders of Shares or other
Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Portuguese law and of the Articles, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other
Deposited Securities represented by their respective American Depositary Shares and
(c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the last sentence of this paragraph if no instruction is received) to the Depositary to vote or to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose (the Instruction Date), the
Depositary shall endeavor insofar as
practicable and permitted under the
applicable provisions of law or of the
Articles governing Shares or other
Deposited Securities, to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Company to vote) the amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Owners Receipts in accordance with any
instructions set forth in such request
including by aggregating, insofar as
practicable, in blocks of 400 (or such other number equal to the number of Shares specified by the Company in writing to the Depositary from time to time to correspond to one vote), American Depositary Shares of various Owners who have instructed the Depositary in identical manner as to the exercise of rights with respect to any matter to be voted upon; it being understood that each Owner is entitled under the Deposit
Agreement to instruct the Depositary as to the exercise of one vote for each 400
American Depositary Shares held by such
Owner (or such other number equal to the number of Shares specified by the Company in writing to the Depositary from time to time to correspond to one vote). The
Depositary shall not itself exercise any voting discretion over any Shares or other
Deposited Securities. If no instructions are received by the Depositary from an Owner with respect to any of the Shares or other
Deposited Securities represented by the
American Depositary Shares evidenced by
such Owners Receipts on or before the
Instruction Date, the Depositary shall deem such Owner to have instructed the Depositary to vote or cause to vote such Shares or other Deposited Securities in favor of any proposals supported by the Board of Directors of the Company, or, when practicable and permitted, to give a discretionary proxy to a person designated by the Company with respect to such Shares or Deposited Securities and the Depositary shall so vote or so give a discretionary proxy to a person designated by the Company to vote such Shares or Deposited Securities, provided that no such instruction shall be deemed given and no such favorable vote or discretionary proxy shall be given with respect to any proposal as to which the Company informs the Depositary (and the Company agrees to provide such information promptly in writing) that (x) the Company does not wish such proxy given,
(y) substantial opposition, as determined by the Company in its sole discretion, exists with respect to such proposal or (z) such proposal would, as determined by the Company in its sole discretion, materially and adversely affect the rights of Owners.
      There can be no assurance that
Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote or cause to be voted the Shares or Deposited Securities in accordance with the provisions set forth in
Section 4.07 of the Deposit Agreement.

      The Depositary may effect the voting
instructions of an Owner only to the extent that such instructions would not violate the terms of Section 4.07 of the Deposit
Agreement.

      The Depositary shall establish such
nominees (which such nominees shall be
wholly owned, directly or indirectly, by the Depositary) or mechanisms as may be necessary to effect the voting instructions of Owners given in accordance with Section
4.07 of the Deposit Agreement.

      The Company agrees, without
increasing its obligations or potential
liability to the Owners or Beneficial
Owners, to provide notice, to the extent practicable, of any meeting of holders of Shares or other Deposited Securities to the Depositary sufficiently in advance of such meeting in order to enable the Depositary or its nominee to vote or cause to be voted any such Shares or Deposited Securities in accordance with the terms of Section 4.07 of the Deposit Agreement.

18.	CHANGES AFFECTING
DEPOSITED SECURITIES.

            In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or its nominee or a Custodian in
exchange for or in conversion of or in
respect of Deposited Securities, shall be
treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent, in addition to existing Deposited
Securities, the right to receive the new
Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may, either (i) execute and
deliver additional Receipts as in the case of
a dividend in Shares or (ii) call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
19.	LIABILITY OF THE COMPANY
AND DEPOSITARY.

            Neither the Depositary nor
the Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
Beneficial Owner of any Receipt, if by
reason of any provision of any present or
future law, regulation, order, decree,
moratorium or fiat of the United States or
any other country, or of any governmental or
regulatory authority or stock exchange, or
by reason of any provision, present or
future, of the Articles of the Company, or by
reason of any provision of any securities
issued or distributed by the Company, or any
offering or distribution thereof, or by reason
of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company or any of their
directors, employees, agents or affiliates
shall be prevented, delayed or forbidden
from, or be subject to any civil or criminal
penalty on account of, doing or performing
any act or thing which by the terms of the
Deposit Agreement or the Deposited
Securities it is provided shall be done or
performed; nor shall the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
incur any liability to any Owner or
Beneficial Owner of any Receipt by reason
of any nonperformance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Section 4.01, 4.02,
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, or
for any other reason, such distribution or
offering may not be made available to
Owners, and the Depositary may not dispose
of such distribution or offering on behalf of
such Owners and make the net proceeds
available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.
            The Company assumes no
obligation nor shall it be subject to any
liability under the Deposit Agreement to any
Owner or Beneficial Owner, except that it
agrees to perform its obligations specifically
set forth in the Deposit Agreement without
negligence or bad faith.  The Depositary
assumes no obligation nor shall it be subject
to any liability under the Deposit Agreement
to any Owner or Beneficial Owner
(including, without limitation, liability with
respect to the validity or worth of the
Deposited Securities), except that it agrees
to perform its obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it in its sole
discretion against all expense and liability
shall be furnished as often as may be
required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner, or any other person
believed by it in good faith to be competent
to give such advice or information
including, but not limited to, any such action
or nonaction based upon any written notice,
request, direction or other document
believed by it to be genuine and to have
been signed or presented by the proper party
or parties.  The Depositary shall not be
liable for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with any matter
arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that
any such action or nonaction is in good
faith.  No disclaimer of liability under the
Securities Act is intended by any provision
of the Deposit Agreement.
            The Company agrees to
indemnify the Depositary, its directors,
employees, agents and affiliates and any
Custodian against, and hold each of them
harmless from, any liability or expense
(including, but not limited to, the fees and
expenses of counsel) which may arise out of
acts performed or omitted, in accordance
with the provisions of the Deposit
Agreement and of the Receipts, as the same
may be amended, modified or supplemented
from time to time, (i) by either the
Depositary or any Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
either of them, or (ii) by the Company or
any of its directors, employees, agents and
affiliates.
            The Depositary agrees to
indemnify the Company, its directors,
employees, agents and affiliates against, and
hold each of them harmless from any
liability or expense (including, but not
limited to, the fees and expenses of counsel)
which may arise out of acts performed or
omitted, in accordance with the provisions
of the Deposit Agreement and of the
Receipts, as the same may be amended,
modified or supplemented from time to
time, by the Depositary or its Custodian or
their respective directors, employees, agents
and affiliates due to their negligence or bad
faith.
20.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY; APPOINTMENT
OF SUCCESSOR CUSTODIAN.

            The Depositary may at any
time resign as Depositary under the Deposit
Agreement by written notice of its election
to do so delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by written notice of such
removal effective upon the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  In case at any time the
Depositary shall resign or be removed, the
Company will use its best efforts to appoint
a successor depositary, which will be a bank
or trust company having an office in the
Borough of Manhattan, The City of
New York. Every successor depositary will
execute and deliver to its predecessor and to
the Company an instrument in writing
accepting its appointment under the Deposit
Agreement, and thereupon such successor
depositary, without any further act or deed,
will become fully vested with all the rights,
powers, duties and obligations of its
predecessor; but such predecessor,
nevertheless, upon payment of all sums due
it and on the written request of the
Company, will execute and deliver an
instrument transferring to such successor all
rights and powers of such predecessor under
the Deposit Agreement, will duly assign,
transfer and deliver all right, title and
interest in the Deposited Securities to such
successor, and will deliver to such successor
a list of the Owners of all outstanding
Receipts. Any such successor depositary
will promptly mail notice of its appointment
to the Owners.  Whenever the Depositary in
its discretion determines that it is in the best
interest of the Owners to do so, it may
appoint a substitute or additional custodian
or custodians.
21.	AMENDMENT.

            The form of the Receipts and
any provisions of the Deposit Agreement
may at any time and from time to time be
amended by agreement between the
Company and the Depositary without the
consent of Owners or Beneficial Owners of
Receipts in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other expenses), or
which shall otherwise prejudice any
substantial existing right of Owners will,
however, not become effective as to
outstanding Receipts until the expiration of
thirty days after notice of such amendment
shall have been given to the Owners of
outstanding Receipts.  Every Owner and
Beneficial Owner at the time any
amendment so becomes effective will be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
this Receipt to surrender such Receipt and
receive the Deposited Securities represented
hereby, except in order to comply with
mandatory provisions of applicable law.
22.	TERMINATION OF DEPOSIT
AGREEMENT.

            The Depositary shall at any
time at the direction of the Company
terminate the Deposit Agreement by mailing
notice of such termination to the Owners of
all Receipts then outstanding at least 90 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding, if at any time 90 days shall
have expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in
Section 5.04 of the Deposit Agreement.  On
and after the date of termination, the Owner
of this Receipt will, upon (a) surrender of
such Receipt at the Corporate Trust Office
of the Depositary, (b) payment of the fee of
the Depositary for the surrender of Receipts
referred to in Section 2.05 of the Deposit
Agreement, and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt.  If any
Receipts shall remain outstanding after the
date of termination, the Depositary
thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the
distribution of dividends and other
distributions to the Owners thereof, and
shall not give any further notices or perform
any further acts under the Deposit
Agreement, except that the Depositary shall
continue to collect dividends and other
distributions pertaining to Deposited
Securities, shall sell rights and other
property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
under the Deposit Agreement, unsegregated
and without liability for interest, for the pro
rata benefit of the Owners of Receipts which
have not theretofore been surrendered, such
Owners thereupon becoming general
creditors of the Depositary with respect to
such net proceeds.  After making such sale,
the Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.08 and 5.09 of the Deposit
Agreement.
23.	LIMITATION ON HOLDINGS.

      (a) Each Owner by accepting a
Receipt agrees that it shall be bound by, and subject to, the following provision:
      No Owner performing, directly or
indirectly, an activity which is competitive with that of the Companys subsidiaries may, unless previously authorized at a meeting of holders of Shares, hold, or is deemed under Portuguese law to hold, American
Depositary Shares or Shares representing in the aggregate more than 10% of the share capital of the Company. An entity shall be deemed to be performing an activity which is competitive with that of the Company if such entity, a company of which such entity owns more than 10% of the share capital, or a company that owns more than 10% of the share capital of such entity, offers, in or outside of Portugal, public use telecommunications services, network operator services, media services, including the production of content, whether interactive or not, and electronic commerce services. If any Owner performing an activity which is competitive with that of the Company holds, or is deemed under Portuguese law to hold, American
Depositary Shares or Shares in excess of 10% of the share capital of the Company without authorization at a shareholders meeting, the holders of Shares may decide at a meeting of holders of Shares to require the cancellation of Shares of, or represented by the American Depositary Shares of, such Owner to the extent necessary to enforce compliance with the 10% limit. In such case, the Company shall compensate the Owner in an amount equal to the nominal value of the cancelled Shares or, if less, their market value. Within five days of receipt of notice of such a decision taken at the meeting of holders of Shares, however, such Owner may request the permission of the board of directors of the Company to sell or otherwise dispose within thirty days of such request the number of American Depositary
Shares or Shares necessary to comply with the 10% limit and suspend the cancellation of such American Depositary Shares or Shares. By making such request, such Owner renounces, pending the conclusion of such sale or disposition, all voting and preemptive subscription rights with respect to such American Depositary Shares or Shares.
      (b) Any Shares cancelled pursuant to
paragraph (a) of Section 3.04 of the Deposit
Agreement shall be solely those of, or
represented by the American Depositary
Shares of, the Owner deemed to be
performing an activity which is competitive with that of the Company.
      (c) The Depositary and the Company
shall consult with and provide information to one another as necessary to effect the terms of Section 3.04 of the Deposit
Agreement.



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